UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor

New York, NY 10022

(212) 393-4540

(Address and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 4, 2026, at the special meeting of stockholders (the “Special Meeting”) of the Company, of the Company’s (i) 16,222,435 shares of common stock, each having one vote per share of common stock, (ii) 3,825 shares of Series D Convertible Preferred Stock, each having 0.007285 votes per share of Series D Convertible Preferred Stock, and (iii) 834 shares of Series D-1 Convertible Preferred Stock, each having 0.007285 votes per share of Series D-1 Convertible Preferred Stock, issued and outstanding and eligible to vote as of the record date of January 22, 2026, a quorum of 7,019,711 voting shares, or approximately 43.27% of the eligible shares of voting stock entitled to vote at the Special Meeting, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on February 6, 2026. The following actions were taken at the Special Meeting:

Proposal No. 1: The 2022 Equity Incentive Plan Amendment Proposal

The first proposal was to approve amendments to (1) Section 4(a) of the Dominari Holdings Inc. (f/k/a Akido Pharma, Inc.) 2022 Equity Incentive Plan (the “2022 Plan”) to (1) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock and (2) Section 4(b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1, 2027 and continuing until January 1, 2032, the number of shares reserved for issuance under the 2022 Plan shall automatically increase each January 1st, by a number of shares equal to the lesser of (i) 20% of the total number of shares of common stock issued and outstanding on the immediately preceding December 31st and (ii) such smaller number of shares of common stock as determined by the board of directors. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
6,380,149	631,857	7,705

Proposal No. 1 was approved by a majority of the votes cast.

Proposal No. 2: The Adjournment Proposal

The second proposal was to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the foregoing proposal. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
6,395,283	603,973	20,455

Proposal No. 2 was approved by a majority of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2026

DOMINARI HOLDINGS INC.

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer